Exhibit 99.1

Analog Devices Reports First Quarter Fiscal Year 2013 Results; Increases Dividend by $0.04 to $0.34 Per Share

NORWOOD, Mass.--(BUSINESS WIRE)--February 19, 2013--Analog Devices, Inc. (NASDAQ: ADI), a global leader in high-performance semiconductors for signal processing applications, today announced financial results for its first quarter of fiscal year 2013, which ended February 2, 2013.

Results for the First Quarter of Fiscal 2013

  Revenue totaled $622.1 million
  Gross margin was 62.7% of revenue
  Operating margin was 26.9% of revenue, excluding special items, and was 24.7% on a GAAP basis
  Diluted EPS was $0.44, excluding special items, and was $0.42 on a GAAP basis
  Cash flow from operations was $158 million, or 25.4% of revenue

“Results for the first quarter were within the range we communicated and represented a generally weak macroeconomic environment exacerbated by year-end inventory reductions at many customers. Nevertheless, our operating performance remained strong, as we carefully managed our business to balance the long term opportunities for ADI with the realities of current market conditions,” said Jerald G. Fishman, CEO. “In January, order rates began to improve across most markets and geographies and have remained strong so far this quarter. As a result, we are planning for solid revenue growth in our second quarter, in the range of 4-8% sequentially with significant operating leverage.”

ADI also announced that its Board of Directors has approved a 13 percent increase in its regular quarterly dividend, from $0.30 to $0.34 per outstanding share of common stock. The dividend will be paid on March 12, 2013 to all shareholders of record at the close of business on March 1, 2013.

Please refer to the schedules provided for a summary of revenue and earnings, selected balance sheet information, and the cash flow statement for the first quarter of fiscal year 2013, as well as the immediately prior and year-ago quarters. The first quarter of fiscal year 2012 was a 14-week period. Additional information on revenue by end market and revenue by product type is provided on Schedules D and E. A more complete table covering prior periods is available at investor.analog.com.

Outlook for the Second Quarter of Fiscal 2013

The following statements are based on current expectations. These statements are forward- looking and actual results may differ materially, as a result of, among other things, the important factors discussed at the end of this release. These statements supersede all prior statements regarding our business outlook set forth in prior ADI news releases, and ADI disclaims any obligation to update these forward-looking statements.

  Revenue estimated to increase in the range of 4% to 8% sequentially
  Gross margin estimated to be approximately 64%
  Operating expenses estimated to be approximately $224 million
  Tax rate estimated to be approximately 17%
  Diluted EPS estimated at $0.49 to $0.55

Conference Call Scheduled for 5:00 pm ET

ADI will host a conference call to discuss the first quarter results and short-term outlook today, beginning at 5:00 pm ET. Investors may join via webcast, accessible at investor.analog.com, or by telephone (call 706-634-7193 ten minutes before the call begins and provide the password "ADI.").

A replay will be available two hours after the completion of the call. The replay may be accessed for up to two weeks by dialing 855-859-2056 (replay only) and providing the conference ID: 92068413, or by visiting investor.analog.com.

Non-GAAP Financial Information

This release includes non-GAAP financial measures that are not in accordance with, nor an alternative to, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles.

Schedule F of this press release provides the reconciliation of the Company’s non-GAAP measures to its GAAP measures.

Manner in Which Management Uses the Non-GAAP Financial Measures

Management uses non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margins, and non-GAAP diluted earnings per share to evaluate the Company’s operating performance from continuing operations against past periods and to budget and allocate resources in future periods. These non-GAAP measures also assist management in understanding and evaluating the Company’s operating results and trends in the Company’s business.

Economic Substance Behind Management’s Decision to Use Non-GAAP Financial Measures

The items excluded from the non-GAAP measures were excluded because they are of a non-recurring or non-cash nature.

The following item is excluded from our non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margin, and non-GAAP diluted earnings per share:

Restructuring-Related Expenses. These expenses are incurred in connection with facility closures, consolidation of manufacturing facilities, and other cost reduction efforts. Apart from ongoing expense savings as a result of such items, these expenses and the related tax effects have no direct correlation to the operation of our business in the future.

The following item is excluded from our non-GAAP diluted earnings per share:

Tax-Related Item. In the first quarter of fiscal year 2013, the Company recorded a $6.3 million tax benefit related to the reinstatement of the R&D tax credit in January 2013, retroactive to January 1, 2012. We excluded this tax-related item from our non-GAAP measures because it is not associated with the tax expense on our current operating results.

Why Management Believes the Non-GAAP Financial Measures Provide Useful Information to Investors

Management believes that the presentation of non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margins, and non-GAAP diluted EPS is useful to investors because it provides investors with the operating results that management uses to manage the Company.

Material Limitations Associated with Use of the Non-GAAP Financial Measures

Analog Devices believes that non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margins, and non-GAAP diluted EPS have material limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. In addition, our non-GAAP measures may not be comparable to the non-GAAP measures reported by other companies. The Company’s use of non-GAAP measures, and the underlying methodology when excluding certain items, is not necessarily an indication of the results of operations that may be expected in the future, or that the Company will not, in fact, record such items in future periods.

Management’s Compensation for Limitations of Non-GAAP Financial Measures

Management compensates for these material limitations in non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margins, and non-GAAP diluted EPS by also evaluating our GAAP results and the reconciliations of our non-GAAP measures to the most directly comparable GAAP measures. Investors should consider our non-GAAP financial measures in conjunction with the corresponding GAAP measures.

About Analog Devices

Innovation, performance, and excellence are the cultural pillars on which Analog Devices has built one of the longest standing, highest growth companies within the technology sector. Acknowledged industry-wide as the world leader in data conversion and signal conditioning technology, Analog Devices serves over 60,000 customers, representing virtually all types of electronic equipment. Analog Devices is headquartered in Norwood, Massachusetts, with design and manufacturing facilities throughout the world. Analog Devices' common stock is included in the S&P 500 Index.

This release may be deemed to contain forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among other things, our statements regarding expected revenue, earnings per share, operating expenses, gross margin, tax rate, and other financial results, expected production and inventory levels, expected market trends, and expected customer demand and order rates for our products, that are based on our current expectations, beliefs, assumptions, estimates, forecasts, and projections about our business and the industry and markets in which Analog Devices operates. The statements contained in this release are not guarantees of future performance, are inherently uncertain, involve certain risks, uncertainties, and assumptions that are difficult to predict, and do not give effect to the potential impact of any mergers, acquisitions, divestitures, or business combinations that may be announced or closed after the date hereof. Therefore, actual outcomes and results may differ materially from what is expressed in such forward-looking statements, and such statements should not be relied upon as representing Analog Devices’ expectations or beliefs as of any date subsequent to the date of this press release. We do not undertake any obligation to update forward-looking statements made by us. Important factors that may affect future operating results include: sovereign debt issues globally, any faltering in global economic conditions or the stability of credit and financial markets, erosion of consumer confidence and declines in customer spending, unavailability of raw materials, services, supplies or manufacturing capacity, changes in geographic, product or customer mix, adverse results in litigation matters, and other risk factors described in our most recent filings with the Securities and Exchange Commission. Our results of operations for the periods presented in this release are not necessarily indicative of our operating results for any future periods. Any projections in this release are based on limited information currently available to Analog Devices, which is subject to change. Although any such projections and the factors influencing them will likely change, we will not necessarily update the information, as we will only provide guidance at certain points during the year. Such information speaks only as of the original issuance date of this release.

Analog Devices and the Analog Devices logo are registered trademarks or trademarks of Analog Devices, Inc. All other trademarks mentioned in this document are the property of their respective owners.

Analog Devices, First Quarter, Fiscal 2013

Schedule A
Revenue and Earnings Summary (GAAP)
(In thousands, except per-share amounts)

	Three Months Ended
	1Q 13	4Q 12	1Q 12
	Feb. 2, 2013	Nov. 3, 2012	Feb. 4, 2012
Revenue	$622,134	$694,964	$648,058
Year-to-year change	-4%	-3%	-11%
Quarter-to-quarter change	-10%	2%	-10%
Cost of sales (1)	231,850	251,682	238,668
Gross margin	390,284	443,282	409,390
Gross margin percentage	62.7%	63.8%	63.2%
Year-to-year change (basis points)	-50	-50	-300
Quarter-to-quarter change(basis points)	-110	-180	-110
Operating expenses:
R&D (1)	125,164	130,394	124,378
Selling, marketing and G&A (1)	97,560	97,609	99,045
Special charges	14,071	-	2,595
Total operating expenses	236,795	228,003	226,018
Total operating expenses percentage	38.1%	32.8%	34.9%
Year-to-year change (basis points)	320	140	430
Quarter-to-quarter change (basis points)	530	-170	350
Operating income	153,489	215,279	183,372
Operating income percentage	24.7%	31.0%	28.3%
Year-to-year change (basis points)	-360	-190	-730
Quarter-to-quarter change (basis points)	-630	-10	-460
Other expense	3,380	2,755	3,286
Income before income tax	150,109	212,524	180,086
Provision for income taxes	18,887	33,337	40,704
Tax rate percentage	12.6%	15.7%	22.6%
Net income	$131,222	$179,187	$139,382

Shares used for EPS - basic	303,484	300,679	297,788
Shares used for EPS - diluted	310,275	307,954	305,531

Earnings per share - basic	$0.43	$0.60	$0.47
Earnings per share - diluted	$0.42	$0.58	$0.46

Dividends paid per share	$0.30	$0.30	$0.25

(1) Includes stock-based compensation expense as follows:
Cost of sales	$1,667	$1,905	$1,807
R&D	$5,600	$6,124	$5,885
Selling, marketing and G&A	$5,794	$6,248	$5,640

Analog Devices, First Quarter, Fiscal 2013

Schedule B
Selected Balance Sheet Information (GAAP)
(In thousands)

	1Q 13	4Q 12	1Q 12
	Feb. 2, 2013	Nov. 3, 2012	Feb. 4, 2012
Cash & short-term investments	$3,986,979	$3,900,378	$3,667,398
Accounts receivable, net	329,578	339,881	301,999
Inventories (1)	307,263	313,723	297,160
Other current assets	190,115	142,203	128,611
Total current assets	4,813,935	4,696,185	4,395,168
PP&E, net	491,431	500,867	475,689
Investments	32,720	30,242	30,954
Goodwill and intangible assets	313,084	312,605	286,339
Other	65,638	80,448	89,684
Total assets	$5,716,808	$5,620,347	$5,277,834

Deferred income on shipments to distributors, net	$243,396	$238,541	$227,261
Other current liabilities	265,139	286,538	270,794
Long-term debt, non-current	759,672	807,098	855,662
Non-current liabilities	124,804	122,811	81,682
Shareholders' equity	4,323,797	4,165,359	3,842,435
Total liabilities & equity	$5,716,808	$5,620,347	$5,277,834

(1) Includes $2,381, $2,517, and $2,428 related to stock-based compensation in 1Q13, 4Q12, and 1Q12, respectively.

Analog Devices, First Quarter, Fiscal 2013

Schedule C
Cash Flow Statement (GAAP)
(In thousands)

	Three Months Ended
	1Q 13	4Q 12	1Q 12
	Feb. 2, 2013	Nov. 3, 2012	Feb. 4, 2012
Cash flows from operating activities:
Net Income	$131,222	$179,187	$139,382
Adjustments to reconcile net income
to net cash provided by operations:
Depreciation	27,755	27,484	28,243
Amortization of intangibles	55	54	-
Stock-based compensation expense	13,061	14,277	13,332
Excess tax benefit - stock options	(5,975)	(2,678)	(1,896)
Other non-cash activity	(1,362)	(1,417)	591
Deferred income taxes	(9,635)	(5,696)	3,623
Changes in operating assets and liabilities	2,848	24,836	31,545
Total adjustments	26,747	56,860	75,438
Net cash provided by operating activities	157,969	236,047	214,820
Percent of total revenue	25.4%	34.0%	33.1%

Cash flows from investing activities:
Additions to property, plant and equipment	(18,269)	(37,511)	(25,289)
Purchases of short-term available-for-sale investments	(1,653,593)	(1,882,319)	(2,192,874)
Maturities of short-term available-for-sale investments	1,551,147	1,713,973	1,659,792
Sales of short-term available-for-sale investments	283,164	99,843	151,841
(Increase) decrease in other assets	(2,048)	(447)	327
Net cash provided by (used for) investing activities	160,401	(106,461)	(406,203)

Cash flows from financing activities:
Term loan repayments	(60,108)	(33,625)	(15,625)
Dividend payments to shareholders	(90,679)	(91,372)	(74,416)
Repurchase of common stock	(17,001)	(20,830)	(78,591)
Proceeds from employee stock plans	113,770	80,527	48,858
Contingent consideration payment	(3,752)	-	(1,991)
(Decrease) increase in other financing activities	(1,027)	(1,125)	5,166
Excess tax benefit - stock options	5,975	2,678	1,896
Net cash used for financing activities	(52,822)	(63,747)	(114,703)
Effect of exchange rate changes on cash	1,416	845	(1,572)

Net increase (decrease) in cash and cash equivalents	266,964	66,684	(307,658)
Cash and cash equivalents at beginning of period	528,833	462,149	1,405,100
Cash and cash equivalents at end of period	$795,797	$528,833	$1,097,442

Analog Devices, First Quarter, Fiscal 2013

Schedule D
Revenue Trends by End Market
The categorization of revenue by end market is determined using a variety of data points including the technical characteristics of the product, the “sold to” customer information, the "ship to" customer information and the end customer product or application into which our product will be incorporated. As data systems for capturing and tracking this data evolve and improve, the categorization of products by end market can vary over time. When this occurs we reclassify revenue by end market for prior periods. Such reclassifications typically do not materially change the sizing of, or the underlying trends of results within, each end market.

	Three Months Ended
	Feb. 2, 2013				Nov. 3, 2012	Feb. 4, 2012
	Revenue	%*	Q/Q %	Y/Y %	Revenue	Revenue
Industrial	$282,654	45%	-8%	-3%	$306,042	$290,660
Automotive	107,581	17%	-3%	-11%	110,401	120,588
Consumer	106,929	17%	-22%	-6%	136,379	114,261
Communications	124,970	20%	-12%	2%	142,142	122,549
Total Revenue	$622,134	100%	-10%	-4%	$694,964	$648,058

* The sum of the individual percentages does not equal the total due to rounding

Analog Devices, First Quarter, Fiscal 2013

Schedule E
Revenue Trends by Product Type
The categorization of our products into broad categories is based on the characteristics of the individual products, the specification of the products and in some cases the specific uses that certain products have within applications. The categorization of products into categories is therefore subject to judgment in some cases and can vary over time. In instances where products move between product categories we reclassify the amounts in the product categories for all prior periods. Such reclassifications typically do not materially change the sizing of, or the underlying trends of results within, each product category.

	Three Months Ended
	Feb. 2, 2013				Nov. 3, 2012	Feb. 4, 2012
	Revenue	%*	Q/Q %	Y/Y %	Revenue	Revenue
Converters	$277,637	45%	-10%	-3%	$307,252	$285,135
Amplifiers / Radio Frequency	157,853	25%	-10%	-4%	174,521	164,454
Other analog	95,693	15%	-15%	-1%	112,083	96,238
Subtotal Analog Signal Processing	531,183	85%	-11%	-3%	593,856	545,827
Power management & reference	39,460	6%	-14%	-12%	45,808	44,865
Total Analog Products	$570,643	92%	-11%	-3%	$639,664	$590,692
Digital Signal Processing	51,491	8%	-7%	-10%	55,300	57,366
Total Revenue	$622,134	100%	-10%	-4%	$694,964	$648,058

* The sum of the individual percentages does not equal the total due to rounding

Analog Devices, First Quarter, Fiscal 2013

Schedule F
Reconciliation from Non-GAAP to GAAP Data (In thousands, except per-share amounts)

See "Non-GAAP Financial Information" in this press release for a description of the items excluded from our non-GAAP measures.

	Three Months Ended
	1Q 13	4Q 12	1Q 12
	Feb. 2, 2013	Nov. 3, 2012	Feb. 4, 2012

GAAP Operating Expenses	$236,795	$228,003	$226,018
Percent of Revenue	38.1%	32.8%	34.9%
Restructuring-Related Expense	(14,071)	-	-
Non-GAAP Operating Expenses	$222,724	$228,003	$226,018
Percent of Revenue	35.8%	32.8%	34.9%

GAAP Operating Income/Margin	$153,489	$215,279	$183,372
Percent of Revenue	24.7%	31.0%	28.3%
Restructuring-Related Expense	14,071	-	-
Non-GAAP Operating Income/Margin	$167,560	$215,279	$183,372
Percent of Revenue	26.9%	31.0%	28.3%

GAAP Diluted EPS	$0.42	$0.58	$0.46
Impact of the Reinstatement of the R&D Tax Credit	(0.02)	-	-
Restructuring-Related Expense	0.04	-	-
Non-GAAP Diluted EPS	$0.44	$0.58	$0.46

CONTACT:
Analog Devices, Inc.
Mr. Ali Husain, 781-461-3282
Director of Investor Relations
Fax: 781-461-3491
investor.relations@analog.com